                                                                 EXHIBIT 10(an)





                                 DEFIANCE, INC.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                           (Effective July 1, 1995)

                                DEFIANCE, INC.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


        WHEREAS, Defiance, Inc. (the "Company") provides certain qualified retirement and other deferred compensation plans for the benefit of certain of its executive employees; and


        WHEREAS, the Company recognizes that such plans and programs may not adequately provide sufficient retirement income to such executive employees; and


        WHEREAS, the Company recognizes the unique qualifications of its executive employees and the valuable services that they have provided to or for the Company; and


        WHEREAS, the Company now desires to establish a plan to provide additional retirement benefits as a method of attracting and retaining such executive employees;



        NOW, THEREFORE, the Company does hereby establish the Defiance, Inc. Supplemental Executive Retirement Plan (the "Plan"), effective July 1, 1995, as herein set forth:





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

                                   ARTICLE I
                                    PURPOSE


1.1 The purpose of the Plan is to provide for the payment of supplemental retirement benefits to eligible executive employees of the Company. The Company intends and desires that this Plan, together with the other elements of the Company's compensation program, will attract, retain and motivate eligible executive employees.


1.2 The Plan is intended to be an unfunded plan which provides benefits to a select group of management and highly compensated employees as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Security Act of 1974, as amended. The Plan is not intended to be a plan described in Section 401(a) of the Internal Revenue Code of 1986 as amended.





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
                                  ARTICLE II
                                  DEFINITIONS

2.1 For the purposes of this Plan, the following words and phrases shall have the meanings indicated unless a different meaning is clearly required by the context. Any terms used herein in the masculine shall be read and construed in the feminine where they would so apply, and any terms used in the singular shall be read and construed in the plural if appropriate:


       (a) "Benefit" means the benefit payable to a Participant as determined under Article IV of this Plan.


       (b) A "Change of Control" shall be deemed to have taken place if, as the result of a tender offer, exchange offer, merger, consolidation, sale of assets, contested election, or any combination of the foregoing or other similar extraordinary transactions, the persons, who are directors one year prior to the first of any such events to occur, shall cease to constitute a majority of the board of directors of the Company or any parent or successor to the Company.


       (c) "Cause" shall mean termination of employment due to any act which, in the Committee's discretion, is deemed to be inimical to the best interests of the Company, including, but not limited to: (1) a serious, willful misconduct in respect of his duties for the Company; (2) conviction of a felony or perpetration of a common law fraud; (3) willful failure to comply with applicable laws with respect to the execution of the Company's business operations; (4) theft, fraud, embezzlement, dishonesty or other conduct which has resulted in material economic damage to the Company, or any of their affiliates or subsidiaries.


       (d) "Committee" shall mean the Committee charged with the administration of the Plan under Article VI herein.


       (e) "Company" shall mean Defiance, Inc. or any successor by merger, purchase or otherwise.


       (f) "Compensation" shall mean a Participant's total annual compensation earned including base salary and bonuses whether paid in cash or deferred.




                                          2





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
(g) "Disability" shall mean a physical or mental condition of a Participant resulting from a bodily injury, disease, or mental disorder which renders him incapable of continuing in the employment of the Company. Such Disability shall be determined by the Committee, in its discretion, based upon appropriate medical advice and examination.


(h)    "Employee" shall mean any common law Employee of the Company.


(i) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


(j) "Participant" shall mean an Employee who has become a Participant in accordance with Section 3.2.


(k) "Plan" shall mean the Defiance, Inc. Supplemental Executive Retirement Plan, as the same may be amended from time to time.


(l) "Termination Due to Change of Control" is deemed to occur if, within two years after the Change of Control, without the executive's written approval: (1) the executive's employment is terminated; (2) the executive experiences any reduction in aggregate direct remuneration, position, responsibility or duties from those enjoyed by the executive immediately prior to the Change of Control; (3) the executive experiences any reduction in the aggregate of employee benefits, prerequisites, or fringe benefits from those enjoyed by the executive immediately prior to the Change of Control; (4) the Company requires that the executive's principal place of work is more than 25 miles from the executive's principal place of work immediately prior to the Change of Control or the executive is required to travel in connection with the executive's employment to a greater degree than was customary during the year prior to the Change of Control; or (5) there is a liquidation, dissolution, consolidation or merger of the Company, or transfer of all or a significant portion of its assets unless the successor(s) assumes all of the duties and obligations to the executive set forth in this policy.


(m) "Threshold Performance" shall mean the financial performance of the Company or a subsidiary as applicable, as determined by the Committee and the Chief Executive Officer on an annual basis.

                                       3





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

(n) "Year of Service" shall mean the 12-month period beginning on the employee's date of hire by Defiance Inc. The Committee, in its discretion, may grant a Participant additional Years of Vesting Service.





                                       4





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
                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION


3.1 Eligibility. Any Employee shall be eligible to participate in the Plan at such time and for such period as designated by the Committee as set forth in Appendix A hereto, provided however, that such Employee is a member of a select group of management or highly compensated employees as such group is described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.


3.2 Participation. Each Employee shall become a Participant by having amounts credited to his Account pursuant to Article IV.





                                       5





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
                                  ARTICLE IV
                                 PLAN BENEFITS


4.1 Benefits. A Participant's Benefit shall be equal to the total amount credited to the Participant's Account under this Article IV, and such Benefit shall become nonforfeitable and payable to the Participant as provided under Article V.


4.2 Accounts. The Company shall establish and maintain, pursuant to the terms of the Plan, an Account for each Participant consisting of amounts credited to such Account pursuant to Sections 4.3 and 4.4 below. All amounts which are credited to the Account shall be credited solely for purposes of accounting and computation, and shall remain assets of the Company subject to the claims of the Company's general creditors.


4.3 Contributions. Upon the determination that Threshold Performance has been attained for any given fiscal year beginning with the fiscal year ended June 30, 1996, an amount relating to such fiscal year shall be credited to the Account of each Participant employed by the Company on the last day of such fiscal year, in accordance with the schedule of contributions set forth in Appendix B hereto. If Threshold Performance is not attained for a given fiscal year, no amount shall be allocated under this Section 4.3 to the Accounts of Participants.


4.4 Interest. A Participant's Account shall be annually credited with interest. Such crediting of interest will occur prior to any contributions being credited to the Participant's Account for a particular fiscal year pursuant to Section 4.3. The rate of interest shall be equal to the increase in the Consumer Price Index for All Urban Consumers, U.S. City Average ("CPI-U") measured by reference to the June index.


       In the event of a Participant's retirement or termination of employment other than for Cause, such Participant's Account shall be credited with a partial year's interest at the CPI-U rate determined for the period beginning with the June of the fiscal year prior to the Participant's termination of employment occurs and ending with the month of the Participant's termination of employment.



                                       6





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
                                   ARTICLE V

                VESTING, COMMENCEMENT AND FORM OF PLAN BENEFIT


5.1 Plan Benefits shall be fully vested in accordance with the following schedule:

        Years of Service          Percentage Vested
               5                         20

               6                         36

               7                         52

               8                         68

               9                         84

              10                        100



       In addition, Plan Benefits shall be fully vested upon the Participant's retirement, as determined by the Committee.


5.2 Vested Plan Benefits hereunder shall be payable to a Participant in a single lump sum or in ten (10) annual installments at the election of the Participant. If a Participant elects to receive his benefit in a lump sum, the payment will be made within sixty (60) days following the date the Participant terminates employment with the Company. If a Participant elects to receive his benefit in ten (10) annual installments, the first payment will be made within sixty (60) days following the date the Participant terminates employment with the Company. Each subsequent installment payment will be made on the anniversary date of the first payment.


5.3 In the event that a Participant dies or becomes Disabled, the value of the Participant's Account under the Plan shall be fully vested and payable hereunder. The Company shall pay to the Participant's beneficiary the Plan Benefit in either a lump sum or in ten (10) annual
       installments at the election of the Participant's beneficiary.   If the
       Participant's beneficiary elects to receive the vested benefit in a lump sum, the payment will be made within sixty (60) days following the date on which the Committee is notified or otherwise determines that such an event has occurred. If the Participant's beneficiary elects to receive the vested benefit in ten (10) annual installments, the first payment will be made within sixty (60) days following the date on which the Committee is notified or otherwise determines that such an event has occurred. Each subsequent payment will be made on the anniversary date of the first payment.


                                          7





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
5.4 In the event a Participant experiences a Termination Due to Change of Control, the Company shall, at such time, pay to such Participant, a lump sum consisting of the value of the Participant's accounts under the Plan as if he were fully vested.


5.5 Notwithstanding any Plan provision to the contrary, no benefit under this Plan nor any interest earnings credited on Participant accounts shall be paid with respect to a Participant (or beneficiary thereof) who is terminated for "Cause." Nothing contained herein shall prevent the payment of benefits to a vested Participant who is involuntarily terminated for reasons other than Cause.


5.6 Notwithstanding any other Plan provision to the contrary, in the event it is determined by the Company's independent accountant that any payment made hereunder would result in a nondeductible payment by the Company, the Company reserves the right to alter the schedule of payments such that each payment does not exceed the Company's maximum allowable deduction. Any modification to a Participant's payment schedule made pursuant to this Section 5.6, will be made in a manner which most closely resembles the affected Participant's chosen distribution option without exceeding the limit on deductibility.





                                          8





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                                  ARTICLE VI

                                ADMINISTRATION


6.1 The Compensation Committee of the Board of Directors shall be charged with the administration of the Plan. The Committee shall have all such powers as may be necessary to discharge its duties relative to the administration of the Plan, including by way of illustration and not limitation, discretionary authority to interpret and construe the Plan, to decide any dispute arising hereunder, to determine the right of any Employee with respect to participation herein, to determine the right of any Participant with respect to benefits payable under the Plan and to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan as it, in its sole discretion, may from time to time deem advisable. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to willful misconduct or lack of good faith. The Committee shall be entitled to conclusively rely upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Committee or the Company with respect to the Plan.





                                          9





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                                  ARTICLE VII

                               PLAN TERMINATION

7.1 The Company expects to continue the Plan indefinitely, but reserves the right to amend or terminate it at any time, if, in its sole judgment, such amendment or termination is necessary or desirable. Any such amendment or termination shall be made in writing by the Board of Directors of the Company or its designee, if applicable, and shall be effective as of the date specified in such document. No amendment or termination of the Plan shall directly or indirectly deprive any Participant, surviving spouse of beneficiary of all or any portion of the Plan Benefits earned by the Participant as of the date of amendment or termination. Plan benefits will be fully vested and the Company (or any transferee, purchaser or successor entity) shall be obligated to pay Plan Benefits to Participants, surviving spouses and beneficiaries at such time or times as provided under the terms of the Plan.


7.2 The Plan shall not be automatically terminated by a transfer or sale of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but it shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event the Plan is not continued by the transferee, purchaser or successor entity, then it shall terminate subject to the provisions of Section 7.1.





                                      10





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
                                 ARTICLE VIII

                                MISCELLANEOUS


8.1 No Effect on Employment Rights. The Company offers employment on an at-will basis. By participating in the Plan, a Participant recognizes and is deemed to accept his or her employment with the Company on an at-will basis. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with Participants without regard to the existence of the Plan.


8.2    Plan Unfunded.     Notwithstanding any provision herein to the contrary,
       the benefits offered hereunder shall constitute nothing more than an unfunded, unsecured promise by the Company to pay benefits determined hereunder which are accrued by Participants while such Participants are employed by the Company. No provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder. All expenses and fees incurred in the administration of the Plan shall be paid by the Company.


8.3 Binding on Company Employees and Their Successors. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the employee and his heirs, executors, administrators and legal representatives. In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or sale, assume the obligations of the Company hereunder and shall be substituted for the Company hereunder.

                                         11





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
8.4    Spendthrift Provisions.     No benefit payable under the Plan shall be
       subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, torts or engagements of any person entitled to any benefit under the Plan.


8.5    Disclosure.  Each Participant shall receive a copy of the Plan.


8.6    State Law.   The Plan is established under and will be construed
       according to the laws of the State of Ohio to the extent that such laws are not pre-empted by ERISA, and regulations promulgated thereunder.


8.7 Incapacity of Recipient. In the event a Participant, surviving spouse or beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the Plan to which such Participant, spouse or beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his person or his estate. Except as provided herein, when the Committee, in its sole discretion, determines that a Participant, surviving spouse or beneficiary is unable to manage his financial affairs, the Committee may direct the Company to make distributions to any person for the benefit of such Participant, spouse or beneficiary.


8.8 Unclaimed Benefit. Each Participant shall keep the Committee informed of his current address. The Committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three years after the date on which any payment of the Participant's benefit hereunder may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, whichever occurs first, the Committee is unable to locate the spouse of any beneficiary of the Participant, any Plan Benefits held for a Participant, surviving spouse or beneficiary shall be forfeited.


                                         12





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
8.9    Elections, Applications, Notices.   Every direction, revocation or
       notice authorized or required hereunder shall be deemed delivered to the Company or the Committee as the case may be: (a) on the date it is personally delivered to the Secretary of the Committee (with a copy to the Company's General Counsel) at the Company's executive offices at Cleveland, Ohio or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary of the Committee (with a copy to the Company's General Counsel) at the offices indicated above, and shall be deemed delivered to a Participant, surviving spouse or beneficiary: (a) on the date it is personally delivered to such individual, or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to such individual at the last address shown for him on the records of the Company. Any notice required hereunder may be waived by the person entitled thereto.


8.10 Counterparts. This Plan may be executed in any number of counterparts, each of which shall be considered as an original, and no other counterparts need be produced.


8.11 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan. This Plan shall be construed and enforced as if such illegal or invalid provision had never been contained herein.


8.12 Headings. The headings of Sections of this Plan are for convenience of reference only and shall have no substantive effect on the provisions of this Plan.





                                        13





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
Executed at Cleveland, Ohio this      day of                 , 1995, effective
as of July 1, 1995.             -----        ---------------


ATTEST:                                       DEFIANCE, INC.



                                         By
                                                --------------------
                                         Title:
                                                ------------------------------




                                       14

                                DEFIANCE, INC.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  APPENDIX A

Pursuant to Section 3.1 of the Plan, the following Employees are Participants in the Plan:

Michael B. Madden, President
SMTC Corporation
1960 Ring Drive
Troy, Michigan 48083

Michael J. Meier, Vice President, Finance, CFO
Defiance, Inc.
1111 Chester Avenue
Suite 750
Cleveland, Ohio 44113-3516

Stephen E. Nash, President, Defiance Tooling Services
Binderline Development, Inc.
33100 Freeway Drive
St. Clair Shores, Michigan 48082

Michael D. Shea, President
Defiance Precision Products
1125 Precision Way
Defiance, Ohio 43512

                                DEFIANCE, INC.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  APPENDIX B

Pursuant to Section 4.3 of the Plan, the amount of the annual contribution for a Participant shall be based on the Compensation of the Participant multiplied by a percentage as determined using the chart below:


       Attained Age             VP-Finance/CFO and
   at End of Fiscal Year       Subsidiary Presidents
         under 45                        6%

           45-54                         7%

         55 and over                     8%





                                DEFIANCE, INC.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                         BENEFICIARY DESIGNATION FORM

Any supplemental retirement benefit which is payable under the Defiance, Inc. Supplemental Executive

Retirement Plan and which remains unpaid at my death shall be paid to the following primary beneficiaries in the percentages or dollar amounts indicated:

                Primary Beneficiary
                Name and Address              Relationship         % or $

     1.

     2.

     3.


Any supplemental retirement benefit which is payable to a named primary beneficiary who predeceases me, shall be payable to the named primary beneficiaries who survive me, in proportion to their relative percentages or dollar amounts indicated above. If all primary beneficiaries predecease me, any unpaid supplemental retirement benefit shall be paid to the following contingent beneficiaries in the percentage or dollar amount indicated.

               Contingent Beneficiary
                Name and Address              Relationship         % or $

     1.

     2.

     3.

This Beneficiary Designation Form supersedes any previous beneficiary designation made by me with respect to the Plan, and shall continue in effect until I complete a new Beneficiary Designation Form in accordance with the terms of the Plan.


Date                                          Employee Signature


                                 (Printed Name)





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